UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

One World Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	83-1516178
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3370 Pinks Place, Suite F

Las Vegas, NV 89102

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 024-11952 (if applicable)

Common Stock

 (Title of class)

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, (the “Common Stock”) of One World Ventures, Inc., a Nevada corporation (the “Company”), “Description of Securities” that is contained in the offering circular included in the Company’s Offering Circular on Form 1-A, originally filed with the commission under File No. 024-11952 on July 29, 2022 (as amended) is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Registrant.*

3.2	Amended Bylaws of the Registrant.*

*Previously Filed with the Securities and Exchange Commission on Form 1-A, dated July 29, 2022.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

One World Ventures, Inc.

Date: November 28, 2022	By:	/s/ Da Mu Lin
Name: Da Mu Lin
Title: CEO

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